Exhibit 99.1

Andy Omiridis, EVP & CFO
AMERISAFE
337.463.9052

AMERISAFE ANNOUNCES 2023 SECOND QUARTER RESULTS

Reports $15.6 Million of Net Income, Return on Equity of 18.6% and

Net Combined Ratio of 85.4% for the quarter

DeRidder, LA – July 27, 2023 – AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the second quarter ended June 30, 2023.

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change

	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$65,598	$70,279	-6.7%	$134,779	$137,835	-2.2%
Net investment income	7,724	6,485	19.1%	15,157	12,598	20.3%
Net realized gains on investments (pre-tax)	75	1,079	-93.0%	333	1,817	-81.7%
Net unrealized gains (losses) on equity securities (pre-tax)	2,048	(9,942)	NM	3,417	(8,902)	NM
Net income	15,627	6,132	154.8%	32,966	23,463	40.5%
Diluted earnings per share	$0.81	$0.32	153.1%	$1.72	$1.21	42.1%
Operating net income (loss)	13,950	13,134	6.2%	30,004	29,060	3.2%
Operating earnings per share	$0.73	$0.68	7.4%	$1.56	$1.50	4.0%
Book value per share	$17.76	$19.95	-11.0%	$17.76	$19.95	-11.0%
Net combined ratio	85.4%	86.7%		83.9%	83.4%
Return on average equity	18.6%	6.3%		20.0%	12.0%

G. Janelle Frost, President and Chief Executive Officer commented, “AMERISAFE’s results in the second quarter reflect the Company’s disciplined approach to the high-hazard workers’ compensation market. Continued competition and rate decreases impacted top-line growth, while the combined ratio of 85.4% and annualized ROE of 18.6% remain industry-leading. Our long tenure, coupled with underwriting expertise and strong balance sheet position AMERISAFE for solid performance and long-term shareholder value creation.”

INSURANCE RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change

	(in thousands)			(in thousands)
Gross premiums written	$71,704	$74,460	-3.7%	$154,191	$152,251	1.3%

Net premiums earned	65,598	70,279	-6.7%	134,779	137,835	-2.2%
Loss and loss adjustment expenses incurred	35,645	40,326	-11.6%	74,654	78,067	-4.4%
Underwriting and certain other operating costs, commissions, salaries and benefits	19,972	19,913	0.3%	36,954	35,026	5.5%
Policyholder dividends	490	688	-28.8%	1,421	1,877	-24.3%

Underwriting profit (pre-tax)	$9,491	$9,352	1.5%	$21,750	$22,865	-4.9%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%		71.0%	71.0%
Prior accident year loss ratio	-16.7%	-13.6%		-15.6%	-14.4%

Net loss ratio	54.3%	57.4%		55.4%	56.6%
Net underwriting expense ratio	30.4%	28.3%		27.4%	25.4%
Net dividend ratio	0.7%	1.0%		1.1%	1.4%

Net combined ratio	85.4%	86.7%		83.9%	83.4%

•

Voluntary premiums on policies written in the quarter were 2.3% lower than the second quarter of 2022, primarily due to continued declines in approved loss costs in the states in which we write business. The average decline in approved loss costs for the second quarter of 2023 versus the second quarter of 2022 was approximately 7.5%.

•

Payroll audits increased $0.2 million for the second quarter of 2023 as compared to the second quarter of 2022, offset by $1.0 million in related premium adjustments, which includes endorsements, cancellations, earned-but-unbilled and certain regulatory accruals.

•	Ceded premiums increased $1.2 million in the second quarter of 2023 as compared to the second quarter of 2022 as we purchased higher levels of reinsurance coverage at generally higher prices in 2023.

•

The loss ratio for the second quarter was 54.3%, compared to 57.4% in the second quarter of 2022. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $10.9 million, primarily from accident years 2018 through 2021.

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•

For the quarter ended June 30, 2023, the underwriting expense ratio was 30.4% compared with 28.3% in the same quarter in 2022. However, expense dollars were flat for the second quarter of 2023 as compared to the second quarter of 2022, with the increased expense ratio this quarter driven by the decline in earned premiums.

•

The effective tax rate for the quarter ended June 30, 2023, was 20.1% compared with 13.9% for 2022. The rate was higher than last year due to a decrease in the proportion of tax-exempt interest income relative to underwriting profit.

INVESTMENT RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change

	(in thousands)			(in thousands)
Net investment income	$7,724	$6,485	19.1%	$15,157	$12,598	20.3%
Net realized gains on investments (pre-tax)	75	1,079	-93.0%	333	1,817	-81.7%
Net unrealized gains (losses) on equity securities (pre-tax)	2,048	(9,942)	NM	3,417	(8,902)	NM
Pre-tax investment yield	3.2%	2.5%		3.2%	2.4%
Tax-equivalent yield (1)	3.6%	2.9%		3.6%	2.9%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•	Net investment income for the quarter ended June 30, 2023, increased 19.1% to $7.7 million from $6.5 million in the second quarter of 2022, due to higher yields on cash and fixed-income securities.

•	Net unrealized gains on equity securities were $2.0 million in the second quarter as a result of generally favorable equity market returns during the quarter.

•	As of June 30, 2023, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $962.7 million.

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CAPITAL MANAGEMENT

During the second quarter of 2023, the Company paid a regular quarterly cash dividend of $0.34 per share on June 23, 2023 which represented a 9.7% increase in the quarterly dividend compared with 2022. On July 25, 2023 the Company’s Board of Directors declared a quarterly cash dividend of $0.34 per share, payable on September 22, 2023 to shareholders of record as of September 8, 2023.

Book value per share at June 30, 2023 was $17.76, an increase of 7.2% from $16.57 at December 31, 2022.

SUPPLEMENTAL INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands, except share and per share data)
Net income	$15,627	$6,132	$32,966	$23,463
Less:
Net realized gains on investments	75	1,079	333	1,817
Net unrealized gains (losses) on equity securities	2,048	(9,942)	3,417	(8,902)
Tax effect (1)	(446)	1,861	(788)	1,488

Operating net income (2)	$13,950	$13,134	$30,004	$29,060

Average shareholders’ equity (3)	$336,711	$390,131	$329,000	$392,156
Less:
Average accumulated other comprehensive income (loss)	(10,792)	(4,409)	(12,964)	2,332

Average adjusted shareholders’ equity (2)	$347,503	$394,540	$341,964	$389,824

Diluted weighted average common shares	19,196,755	19,332,168	19,200,377	19,367,085
Return on average equity (4)	18.6%	6.3%	20.0%	12.0%
Operating return on average adjusted equity (2)	16.1%	13.3%	17.5%	14.9%
Diluted earnings per share	$0.81	$0.32	$1.72	$1.21
Operating earnings per share (2)	$0.73	$0.68	$1.56	$1.50

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for July 28, 2023 at 10:30 AM Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-794-2551 (Conference Code 2247599) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors on the business and operations of the Company and our policyholders and the market value of our investment portfolio. Additional factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$71,704	$74,460	$154,191	$152,251
Ceded premiums written	(3,965)	(2,725)	(8,144)	(5,284)

Net premiums written	$67,739	$71,735	$146,047	$146,967

Net premiums earned	$65,598	$70,279	$134,779	$137,835
Net investment income	7,724	6,485	15,157	12,598
Net realized gains on investments	75	1,079	333	1,817
Net unrealized gains (losses) on equity securities	2,048	(9,942)	3,417	(8,902)
Fee and other income	214	135	411	248

Total revenues	75,659	68,036	154,097	143,596

Expenses:
Loss and loss adjustment expenses incurred	35,645	40,326	74,654	78,067
Underwriting and other operating costs	19,972	19,913	36,954	35,026
Policyholder dividends	490	688	1,421	1,877
Provision for investment related credit loss expense (benefit)	(16)	(14)	(35)	81

Total expenses	56,091	60,913	112,994	115,051

Income before taxes	19,568	7,123	41,103	28,545
Income tax expense	3,941	991	8,137	5,082

Net income	$15,627	$6,132	$32,966	$23,463

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(unaudited)		(unaudited)
Basic EPS:
Net income	$15,627	$6,132	$32,966	$23,463

Basic weighted average common shares	19,139,735	19,273,934	19,135,564	19,302,805
Basic earnings per share	$0.82	$0.32	$1.72	$1.22
Diluted EPS:
Net income	$15,627	$6,132	$32,966	$23,463

Diluted weighted average common shares:
Weighted average common shares	19,139,735	19,273,934	19,135,564	19,302,805
Restricted stock and RSUs	57,020	58,234	64,813	64,280

Diluted weighted average common shares	19,196,755	19,332,168	19,200,377	19,367,085
Diluted earnings per share	$0.81	$0.32	$1.72	$1.21

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Investments	$928,730	$888,987
Cash and cash equivalents	33,922	61,469
Amounts recoverable from reinsurers	122,721	125,677
Premiums receivable, net	141,943	121,713
Deferred income taxes	23,437	22,794
Deferred policy acquisition costs	18,927	17,401
Other assets	29,235	31,238

	$1,298,915	$1,269,279

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$684,613	$696,037
Unearned premiums	126,244	114,976
Insurance-related assessments	18,015	17,653
Other liabilities	129,476	123,181
Shareholders’ equity	340,567	317,432

Total liabilities and shareholders’ equity	$1,298,915	$1,269,279

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